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                                                                    EXHIBIT 99.4


                                        As of April 26, 1999


FutureTrak International, Inc.
3635 Park Central Boulevard North
Pompano Beach, FL 33064

Gentlemen:

      This Letter sets forth our mutual understanding and agreement in principle pursuant to which FutureTrak International, Inc., a Florida corporation ("FutureTrak"), will merge with and into Celerity Systems, Inc., a Delaware corporation ("Celerity"; Celerity and FutureTrak are sometimes hereinafter referred to singly as a "Company" and together as the "Companies"), or a subsidiary of Celerity.

      1. MERGER. Upon the consummation of the merger of FutureTrak with and into Celerity or a subsidiary of Celerity upon the terms described in this Letter (the "Merger"), Celerity will issue one share of the common stock of Celerity for each issued and outstanding share of the common stock of FutureTrak. The foregoing assumes that FutureTrak will, prior to Merger, consummate a 1 for 4 reverse split of its issued and outstanding shares of common stock, such that 9,546,195 shares of such common stock will be outstanding upon consummation of the date of the Merger. The Companies agree that the Merger is intended to be a tax-free reorganization for federal income tax purposes.

      2. OTHER TRANSACTIONS. The definitive agreements described in paragraph 5 of this Letter shall provide for the occurrence of the following, upon the consummation of the Merger:

            (a) the Board of Directors of Celerity shall consist of six members: three representatives of FutureTrak and three representatives of Celerity;

            (b) Celerity shall change its name to FutureTrak International, Inc. and shall change the symbol for its common stock to FTRK or such similar symbol as may be available; and
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            (c)   Celerity shall amend its Certificate of Incorporation to
                  increase its authorized capital stock as agreed to by the Companies, including to permit the issuance of shares of its common stock in the Merger and to reserve sufficient shares of common stock for issuance in respect of outstanding common stock equivalents.

      3. CLOSING CONDITIONS. The consummation of the Merger and related transactions contemplated hereby by each of the Companies shall be subject to the fulfillment of customary conditions, including the following conditions precedent:

            (a) the negotiation and execution of a merger agreement and other definitive agreements with respect to the transactions contemplated hereby;

            (b) the formal approval of the Board of Directors and, to the extent required, the stockholders of each of the Companies to the transactions contemplated hereby;

            (c) receipt of all required third-party, regulatory and governmental approvals; and

            (d) the completion by each of the Companies of its "due diligence" investigation concerning the other Company.

      4. CLOSING. It is anticipated that the consummation of the transactions contemplated herein will occur on or before October 30, 1999, or such other date as the parties may agree.

      5. DEFINITIVE AGREEMENTS. The definitive agreements with respect to the transactions contemplated hereby will contain mutually agreeable representations and warranties, mutually agreeable provisions for indemnification and other appropriate and customary terms and conditions.

      6. CONFIDENTIALITY. Except to the extent that information with respect to either Company provided by it, or discovered by the other Company, is in the public domain without breach of any obligation of confidentiality, such information concerning each Company is hereinafter referred to as "Confidential Information." Prior to the consummation of the Merger, neither Company shall disclose Confidential Information of the other, except on a confidential basis, to its respective employees, accountants, attorneys and other professional advisors or as otherwise expressly provided herein, without the prior written consent of the other Company. If at any time either Company is requested or required (by oral questions, interrogatories, requests for information or documents, subpoenas or similar legal process) to disclose any Confidential Information of the other Company, it (to the extent reasonably practical) shall promptly notify the Company so that such Company may seek an appropriate protective order and/or waive compliance with the provisions hereof. If, in the absence of a protective order or the receipt of a waiver hereunder, in the reasonable opinion of counsel for either Company, such Company is compelled to disclose Confidential Information of the other Company to any tribunal or any governmental agency, it may disclose such information to such tribunal or agency without liability hereunder.
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      7. EXPENSES. Except as may be otherwise provided in the definitive agreement, the Companies shall each pay their respective expenses (including fees and expenses of legal counsel) in connection with the transactions contemplated hereby.

      8. EXCLUSIVITY. Unless this Agreement has been terminated, during the period ending 60 days following the date of this Letter, the Board of Directors and officers of FutureTrak agree that they will not solicit proposals or provide any information to any third party for the purpose of sale, tender offer or merger with any entity except Celerity. Each such officer or director agrees that he will vote his capital stock in favor of the Merger, and will not seek to exercise any appraisal or dissenters rights with respect to the Merger. Should any officer or director sell or otherwise dispose of any capital stock during this period, he will retain legal proxy rights to such shares and will vote such shares in favor of the Merger.

      9. PUBLIC DISCLOSURE. Subject to any applicable requirements of law, neither of the Companies shall make any public disclosure concerning the subject matter hereof or the transactions contemplated hereby without the prior written consent of the other. The parties agree to prepare a mutually acceptable press release or releases with respect to the transactions contemplated hereby which will be released by the Companies on or about the date of the execution of this Letter.

      10. PREPARATION. Each of the Companies agrees to provide the other Company and its advisors full access to its books, records and premises in order to enable them to complete their "due diligence" with respect to the Merger and related transactions. Subject to Section 11, each of the Companies agrees to negotiate in good faith and cooperate with the other party in connection with the preparation of definitive agreements, to use its commercially reasonable efforts to complete such preparation and execute and deliver definitive agreements prior to June 30, 1999 and to close the transactions contemplated hereby as expeditiously as possible thereafter; provided that, if the Companies conclude prior to June 30, 1999 that it is impractical for them to consummate the Merger, subject to Section 11, each of the Companies agrees to negotiate in good faith and cooperate with the other party in connection with the preparation of definitive documents concerning another business combination intended to achieve, as nearly as practicable, similar economic results for the Companies as the Merger, if any such business combination is practicable, to use commercially reasonable efforts to execute and deliver definitive agreements with respect thereto prior to June 30, 1999 and to close the transactions contemplated hereby as soon as practicable thereafter. The parties further agree to cooperate in connection with the preparation of any required governmental or regulatory filings.

      11. TERMINATION. The obligations of the Companies under this Letter may be terminated (a) by mutual agreement of the Companies; (b) by either Company if the definitive agreements have not been executed on or prior to June 30, 1999; or (c) prior thereto, if the other Company is no longer negotiating in good faith as provided in Section 10 or if the Board of Directors of such Company determines in the good faith exercise of its fiduciary duties that such termination is in the best interests of such Company. In the event either of the Companies decides to terminate this Agreement, it shall, to the extent reasonably practical, endeavor to inform the other Company of
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the reasons for such decision, to provide the other Company ten days' prior written notice of its intention to terminate and to afford the other party an opportunity during such ten-business day period to address the reasons for such termination.

      12. NATURE OF AGREEMENT. The Companies acknowledge that this Letter is a statement of their mutual intention only, and unless definitive agreements are executed and delivered by the Companies, there are no legally binding agreements between the Companies with respect to the transactions contemplated hereby. Notwithstanding the foregoing, the provisions of paragraphs 6, 7, 8, 9, 10 and 11 hereof shall constitute binding legal agreements, shall be enforceable against the parties in accordance with their respective terms and shall survive any termination of the transactions contemplated hereby.

      13. GOVERNING LAW. This Letter shall be governed by, and construed in accordance with, the laws of the State of Delaware applicably to contracts made and wholly to be performed within such state.
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            If you are in agreement with the terms and conditions of this
Letter, please sign and date the enclosed duplicate of this Letter in the space provided below and return it to the undersigned.

                                          Very truly yours,

                                          CELERITY SYSTEMS, INC.


                                          By: /s/ KENNETH D. VAN METER
                                             ----------------------------
                                             Name:  Kenneth D. Van Meter
                                             Title: President/CEO

Accepted and agreed as of the
27th day of April, 1999:

FUTURETRAK INTERNATIONAL, INC.


By: /s/ AHMAD MORADI
    -----------------------------
    Name:  Ahmad Moradi
    Title: CEO

Accepted and agreed with respect to
Section 8 only, as of the 27th day
of April, 1999:


/s/ AHMAD MORADI
---------------------------------
Ahmad Moradi


/s/ ROBERT KELNER
---------------------------------
Robert Kelner


/s/ WILLIAM TESSARO
---------------------------------
William Tessaro


/s/ STEPHEN REMONDINI
---------------------------------
Stephen Remondini